                               8,750,000 Shares



                          CDW Computer Centers, Inc.


                         Common Stock, $0.01 par value





__________, 2001

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                                       __________, 2001




Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
       1585 Broadway
       New York, New York  10036

Dear Sirs and Mesdames:

          Certain shareholders named in Schedule I hereto (the "Selling Shareholders") of CDW Computer Centers, Inc., an Illinois corporation (the "Company"), severally propose to sell to the several Underwriters named in
Schedule II hereto (the "Underwriters"), an aggregate of 8,750,000 shares of the Common Stock, $0.01 par value, of the Company (the "Firm Shares"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

          Certain of the Selling Shareholders also propose to grant to the several Underwriters an option to purchase an additional 1,312,500 shares of Common Stock, $0.01 par value, of the Company (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof, each Selling Shareholder agreeing to sell a maximum number of Additional Shares as set forth opposite such Selling Shareholder's name in Schedule I hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Common Stock, $0.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated

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registration statement to register additional shares of Common Stock pursuant to
Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

          1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) Each subsidiary of the Company (CDW Government, Inc., an Illinois corporation ("CDW-G"), and CDW Capital Corp., an Illinois corporation) and CDW Leasing, L.L.C., an Illinois limited liability company ("CDW-L"), the joint venture which is 50% owned by CDW Capital Corp. (such subsidiaries and the joint venture are

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     collectively referred to as the "subsidiaries"), has been duly incorporated, or formed, as applicable, is validly existing as a corporation, or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, or formation, as applicable, has the corporate, or limited liability company, as applicable, power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; all of the issued shares of capital stock of each subsidiary of the Company, and all of the issued limited liability company interests of CDW-L, have been duly and validly authorized and issued, are fully paid and non-assessable and, with respect to the Company's corporate subsidiaries, are owned directly by the Company, free and clear of all liens, encumbrances or claims, and, with respect to CDW-L, 50% of such interests are owned directly by CDW Capital Corp., free and clear of all liens, encumbrances and claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) All shares of Common Stock, including the Shares to be sold by the Selling Shareholders pursuant to this Agreement, have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution, delivery and performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and as required in connection with the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

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          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (l) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n) Except as previously disclosed in filings by the Company with the Commission, there are no contracts, agreements or understandings between the Company and any person granting such person preemptive rights, rights of first refusal to purchase Common Stock or the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

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          (o) PricewaterhouseCoopers LLP who have expressed their opinion with respect to certain of the financial statements and schedules included in the Registration Statement, are independent accountants as required by the 1933 Act.

          (p) The Shares are authorized for trading over-the-counter on the Nasdaq National Market.

          (q) Neither the Company nor any subsidiary is in violation of its charter or other organizational documents or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

          (r) The consolidated financial statements and schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates of such consolidated financial statements, and the consolidated results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The financial information set forth or incorporated by reference in the Prospectus under the captions "Selected Consolidated Financial Data" and "Summary Consolidated Financial and Operating Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

          (s) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (t) The Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

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          (u) The Company together with its subsidiaries owns and possesses all right title and interest in and to, or has duly licensed from third parties, all trademarks, copyrights and other proprietary rights ("Trade Rights") material to the business of the Company and its subsidiaries taken as a whole and neither the Company nor its subsidiaries has granted any lien or encumbrance on, or granted any right of license (other than in the ordinary course of its business) with respect to, any such material Trade Rights. Neither the Company nor its subsidiaries have received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights that has not been resolved or disposed of and neither the Company nor its subsidiaries have infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise), business, assets, operations or prospects of the Company and its subsidiaries taken as a whole.

          (v) The conduct of the business of the Company and its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise), business, assets, operations or prospects of the Company and its subsidiaries taken as a whole.

          (w) The Company and its subsidiaries have filed all necessary federal and state income and franchise tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company is threatened to be, asserted against the Company or its subsidiaries or any of their respective properties or assets that would or could be expected to have a material adverse effect on the financial condition, assets, operations or prospects of the Company and its subsidiaries taken as a whole.

          2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, individually and on his or its own behalf, and not jointly with the other Selling Shareholders, represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of his or its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or estate planning instruments, or other governing documents, as applicable and if any, of such Selling Shareholder, or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and other than the order of effectiveness issued by the Commission with respect to the Registration Statement, no consent, approval, authorization or order of, or qualification with, any

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     governmental body or agency is required for the performance by such Selling
     Shareholder of his or its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or as required pursuant to the rules of the NASD.

          (c) Such Selling Shareholder (except for Messrs. Krasny, Zeman and
     Kass) has, and on the Closing Date (as defined below), such Selling Shareholder (including Messrs. Krasny, Zeman and Kass) will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

          (d) Upon receipt of payment for the Shares, and assuming the Underwriters have purchased the Shares in good faith and without notice of any adverse claim, delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (f) Each of Michael P. Krasny, Gregory C. Zeman and Daniel P. Kass severally represents and warrants to, and agrees with, the Company and the Underwriters to the same effect as the representations and warranties of the Company set forth in Section 1 of this Agreement.

          (g) In order to document the Underwriters' compliance with the reporting and withholding requirements of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or on the Closing Date, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $______ a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

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          On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, each Selling Shareholder agrees to sell to the Underwriters such number of Additional Shares as are set forth opposite the name of such Selling Shareholder in Schedule I hereto, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to a total of 1,312,500 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. The maximum number of Additional Shares to be purchased from each Selling Shareholder is set forth in Schedule I hereto.
If less than the maximum number of Additional Shares are to be purchased hereunder, then each of Messrs. Krasny and Zeman agrees to sell to the Underwriters that number of Additional Shares (subject to such adjustment to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold as the number of Firm Shares set forth in Schedule I hereto opposite the name of Mr. Krasny, Circle of Service, L.L.C. and Circle of Service Foundation (in the case of Mr. Krasny) and Mr. Zeman (in the case of Mr. Zeman) bears to the total number of Firm Shares less the number of Firm Shares sold by Mr. Kass. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          The Company and each Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, and with respect to any trust, partnership or other entity controlled by or under common control with any such Selling Shareholder, the Selling Shareholder will not allow such entity to, during the period ending 90 days after the date of the Prospectus with respect to the Company, one year after the date of the Prospectus with respect to Mr. Krasny, the Circle of Service Foundation and the Circle of Service, L.L.C., and 180 days after the date of the Prospectus with respect to each of Mr. Zeman and Mr. Kass, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or the

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issuance of options pursuant to the Company's existing benefit plans, (C)
transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares or (D) bona fide gifts by any person other than the Company, provided that (y) the donees or transferees of any such gifts have agreed in writing to be bound by the foregoing restrictions and (z) no filings by any party (donor, donnee, transferor, or transferee) under Section 16 of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer, gift or other distribution (other than a filing on a Form 5 made during the 90 day, 180 day or one year period, as applicable, referred to above). In addition, the Company agrees to obtain similar agreements from each of its directors and executive officers that are not Selling Shareholders in substantially the form attached hereto as Exhibit A-5. The parties acknowledge that the Company may continue to purchase up to the previously announced maximum number of shares of its Common Stock pursuant to its stock buyback program. Finally, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending one year after the date of the Prospectus with respect to Mr. Krasny and his affiliates, and 180 days after the date of the Prospectus with respect to each of Mr. Zeman and Mr. Kass, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding anything set forth in this Agreement to the contrary, in the event Mr. Zeman's employment with the Company terminates for any reason, the restrictions set forth in this paragraph with respect to him shall terminate on the same date.

          4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $________ a share, to any Underwriter or to certain other dealers.

          5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2001, or at such other time on the same or such other date, not later than _________, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on

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the same or on such other date, in any event not later than _______, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood, outside counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

              (ii) CDW-G has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; all of the issued shares of capital stock of CDW-G have been duly and validly authorized and issued, are fully paid and non-assessable and to such counsel's knowledge, are owned directly by the Company, free and clear of all liens, encumbrances or claims;

              (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

              (iv) the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of the pre-emptive rights granted by the Company to any person;

              (v) this Agreement has been duly authorized, executed and delivered by the Company;

              (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the rules of the NASD;

              (vii) the statements (A) in the Prospectus under the captions "Risk Factors -The selling shareholders may decide to sell shares of our common stock after the completion of this offering," "Risk
          Factors - State and local sales/use tax
          collection obligations could reduce our sales and adversely affect our operating results," "Shares Eligible for Future Sale," "Description of Capital Stock" and "Underwriters" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (viii) the Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

              (ix) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) nothing has come to the attention of such counsel that has caused such counsel to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) nothing has come to the attention of such counsel that has caused such counsel to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (x) the shares to be sold hereunder are authorized and qualified for trading over-the-counter on the Nasdaq National Market;

              (xi) the Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or Prospectus which are not described as required, nor of any statutes, regulations, contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required; and

               (xii) all documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and nothing has come to the attention of such counsel that has caused such counsel to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document.

          (d) The Underwriters shall have received on the Closing Date an opinion of each of Patzik, Frank & Samotny Ltd. (with respect to Mr. Krasny), Arnstein & Lehr (with respect to the Circle of Service Foundation), Kirkland & Ellis (with respect to the Circle of Service, L.L.C.), Godfrey & Kahn, S.C. (with respect to Mr. Zeman) and Quarles & Brady LLP (with respect to Mr. Kass), dated the Closing Date, to the effect that:

               (i) with respect to Selling Shareholders that are entities, this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder(s);

               (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or estate planning instruments, or other governing documents, as applicable and if any, of such Selling Shareholder, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares and the rules of the NASD;

               (iii) each of the Selling Shareholders has valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder; and

              (iv) upon receipt of payment for the Shares, and assuming the Underwriters have purchased the Shares in good faith and without notice of any adverse claim, delivery of the Shares to be sold by each Selling Shareholder pursuant to this Agreement, will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (e) The Underwriters shall have received on the Closing Date an opinion of Winston & Strawn, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(ix) above.

          With respect to Section 6(c)(ix) and 6(c)(xii) above, Sidley Austin Brown & Wood, and with respect to Section 6(c)(ix), Winston & Strawn, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to
Section 6(d) above, each of Patzik, Frank & Samotny Ltd., Arnstein & Lehr, Kirkland & Ellis, Godfrey & Kahn, S.C. and Quarles & Brady LLP may, with respect to factual matters and to the extent such counsel deems appropriate, rely upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

          The opinions of Sidley Austin Brown & Wood described in Section 6(c) and the opinions of each of Arnstein & Lehr, Patzik, Frank & Samotny Ltd., Kirkland & Ellis, Godfrey & Kahn S.C. and Quarles & Brady LLP described in
Section 6(d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (g) The "lock-up" agreements, each substantially in the form of Exhibits A-1 to A-5, as applicable, between you and each of the Selling Shareholders, between you and the Company and between you and each of the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the Additional Shares.


          7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, _____ signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, unless in the judgment of the Company and its counsel, such amendment or supplement is required by law, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be obligated to qualify as a foreign corporation or take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2002 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholders agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, excluding all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, not to exceed $2,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market,
(vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supersede or otherwise affect any agreement that the Company, the Underwriters and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

          9.  Indemnity and Contribution.

          (a) The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by Mr. Krasny, and in the event of Mr. Krasny's death or incapacity, by Mr. Zeman, and in the event of Mr. Zeman's death or incapacity, by Mr. Kass. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that the indemnifying party shall not be so liable for a settlement effected without its written consent so long as it is reasonably contesting in good faith the amount of fees and expenses of counsel of the indemnified party that must be reimbursed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
     Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) prior to making demand on the Selling Shareholders to satisfy his or its obligations under this Section 9, an indemnified party must first make a written demand on the Company requesting that the Company satisfy its obligations hereunder. If (A) the Company does not agree to satisfy such demands by notifying the indemnified party in writing within seven days after receipt of such demand, or (B) after such seven day period, the indemnified party, in its sole judgment, believes that the Company has not fully complied with, or is not, or is not financially capable of, fully complying with its obligations hereunder, then the indemnified party may, but is under no obligation to, make demand on the Selling Stockholders to satisfy his or its obligations hereunder. An indemnified party's failure to comply with the provisions of this paragraph shall not relieve the Company or any of the Selling Shareholders from any liability which it may have to any indemnified party. Further, notwithstanding the provisions of this Section 9, no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds from the offering of the Shares (before deducting expenses) received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g) The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Company and/or Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          The provisions of this Section 11 shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

          12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          15. Notices. All communications hereunder will be in writing, mailed, delivered or telecopied and confirmed as follows:

               if sent to the Underwriters:
               ----------------------------
               c/o Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, New York 10036
               Fax (212) 761-0086

               with a copy to:
               Robert F. Wall, Esq.
               Winston & Strawn
               35 West Wacker Drive

               Chicago, Illinois 60601
               Fax (312) 558-5700

               if sent to the Company:
               -----------------------
               CDW Computer Centers, Inc.
               200 North Milwaukee Avenue
               Vernon Hills, Illinois 60061
               Attention:  John A. Edwardson
               Chief Executive Officer
               Fax (847) 968-0336

               with a copy to:

               Dennis V. Osimitz, Esq.
               Sidley Austin Brown & Wood
               Bank One Plaza
               10 South Dearborn
               Chicago, Illinois, 60603
               Fax (312) 853-7036

               if sent to Circle of Service, L.L.C., Circle of Service
               -------------------------------------------------------
               Foundation or Michael P. Krasny:
               --------------------------------

               Michael P. Krasny
               812 Skokie Boulevard
               Northbrook, Illinois 60062
               Fax (847) 498-1177

               with a copy to:

               Alan B. Patzik, Esq.
               Patzik, Frank & Samotny Ltd.
               150 South Wacker Drive
               Suite 900
               Chicago, Illinois 60606
               Fax (312) 551-1101

               if sent to Mr. Zeman:
               ---------------------

               Gregory C. Zeman
               c/o CDW Computer Centers
               200 N. Milwaukee Avenue
               Vernon Hills, Illinois 60061
               Fax (847) 465-3836
               with a copy to:

               Randall J. Erickson, Esq.
               Godfrey & Kahn S.C.
               780 North Water Street
               Milwaukee, Wisconsin 53202-3590
               Fax (414) 273-5198

               if sent to Mr. Kass:
               --------------------

               Daniel B. Kass
               c/o CDW Computer Centers
               200 N. Milwaukee Avenue
               Vernon Hills, Illinois 60061
               Fax (847) 419-6430

               with a copy to:

               Jeffrey B. Bartell, Esq.
               Quarles & Brady LLP
               Firstar Plaza
               One South Pinckney Street
               Suite 600
               Madison, Wisconsin 53703
               Fax (608) 251-9166


          16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

          17. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

                           Very truly yours,

                           CDW Computer Centers, Inc.


                           By:____________________________

                           Name:  ___________________________

                           Title:  __________________________


                           The Selling Shareholders
                           named in Schedule I hereto,
                           acting severally


                           Circle of Service, L.L.C.

                           By:_______________________________

                           Name:  ___________________________

                           Title:  __________________________



                           Circle of Service Foundation

                           By:_______________________________
                                 Director


                           __________________________________
                           Michael P. Krasny


                           __________________________________
                           Gregory C. Zeman


                           __________________________________
                           Daniel B. Kass

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated


      By:________________________________

      Name:  ____________________________

      Title:  ___________________________

                                                                      SCHEDULE I



                                            Number of      Maximum Number
                                            Firm Shares    of Additional Shares
  Selling Shareholder                       To Be Sold     To Be Sold (if any)

Circle of Service, L.L.C.                   1,600,000             0
Circle of Service Foundation                  613,500             0
Michael P. Krasny                           4,100,500       996,768
Gregory C. Zeman                            2,000,000       315,732
Daniel B. Kass                                436,000             0

                                            ---------     ---------

                            Total.......    8,750,000     1,312,500
                                            =========     =========


                                                                     SCHEDULE II

                                                        Number of
                                                        Firm Shares
        Underwriter                                     To Be Purchased
Morgan Stanley & Co. Incorporated

William Blair & Company, L.L.C.

Goldman, Sachs & Co.

Robert W. Baird & Co. Incorporated

Raymond James & Associates, Inc.


[NAMES OF OTHER UNDERWRITERS]











                                                        ---------
                        Total........                   8,750,000
                                                        =========


                                  Exhibit A-1

            [Form of Lock-up Letter - Krasny and related entities]
            ------------------------------------------------------

                                                           _______________, 2001
Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with CDW Computer Centers, Inc., an Illinois corporation (the "Company"), and certain Selling Shareholders (as defined in the Underwriting Agreement) providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 8,750,000 shares (the "Shares") of the Common Stock, $0.01 par value of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending one year after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) bona fide gifts by any person other than the Company, provided that (y) the donees or transferees of any such gifts have agreed in writing to be bound by the foregoing restrictions and (z) no filings by any party (donor, donnee, transferor, or transferee) under Section 16 of the Exchange Act shall be required or shall be made voluntarily in connection with such gift, transfer or distribution (other than a filing on a Form 5 made during the one year period referred to above). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. Notwithstanding anything to the contrary set forth herein, in the event the Public Offering is not consummated within six months of the date hereof or if the Underwriting Agreement is terminated pursuant to its terms, the restrictions set forth herein on the undersigned shall terminate.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

                                             Very truly yours,

                                             Circle of Service, L.L.C.

                                             By:  ___________________________

                                             Name:  _________________________

                                             Title:  ________________________

                                                     ________________________
                                                     (Address)

                                             Circle of Service Foundation

                                             By:  ___________________________

                                             Name:  _________________________

                                             Title:  ________________________

                                                     ________________________
                                                     (Address)

                                                     ________________________
                                                     Michael P. Krasny

                                                     ________________________
                                                     (Address)

                                  Exhibit A-2

                [Form of Lock-up Letter - Mr. Gregory C. Zeman]
                -----------------------------------------------

                                                           _______________, 2001


Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with CDW Computer Centers, Inc., an Illinois corporation (the "Company"), and certain Selling Shareholders (as defined in the Underwriting Agreement) providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 8,750,000 shares (the "Shares") of the Common Stock, $0.01 par value of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) bona fide gifts by any person other than the Company, provided that (y) the donees or transferees of any such gifts have agreed in writing to be bound by the foregoing restrictions and (z) no filings by any party (donor, donnee, transferor, or transferee) under Section 16 of the Exchange Act shall be required or shall be made voluntarily in connection with such gift, transfer or distribution (other than a filing on a Form 5 made during the 180 day period referred to above). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     Notwithstanding anything set forth in this Agreement or the Underwriting Agreement to the contrary, in the event the undersigned's employment with the Company terminates for any reason after December 31, 2001, the restrictions set forth above will also terminate on the date of termination of such employment.

     The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.


                                                 Very truly yours,

                                                 __________________________
                                                       Gregory C. Zeman

                                                 __________________________
                                                       (Address)

                                  Exhibit A-3

                 [Form of Lock-up Letter - Mr. Daniel B. Kass]
                 ---------------------------------------------

                                                           _______________, 2001


Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with CDW Computer Centers, Inc., an Illinois corporation (the "Company"), and certain Selling Shareholders (as defined in the Underwriting Agreement) providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 8,750,000 shares (the "Shares") of the Common Stock, $0.01 par value of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) bona fide gifts by any person other than the Company, provided that (y) the donees or transferees of any such gifts have agreed in writing to be bound by the foregoing restrictions and (z) no filings by any party (donor, donnee, transferor, or transferee) under Section 16 of the Exchange Act shall be required or shall be made voluntarily in connection with such gift, transfer or distribution (other than a filing on a Form 5 made during the 180 day period referred to above). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.


                                                 Very truly yours,


                                                 __________________________
                                                        Daniel B. Kass

                                                 __________________________
                                                        (Address)

                                  Exhibit A-4

             [Form of Lock-up Letter - CDW Computer Centers, Inc.]
             -----------------------------------------------------

                                                           _______________, 2001


Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with CDW Computer Centers, Inc., an Illinois corporation (the "Company"), and certain Selling Shareholders (as defined in the Underwriting Agreement) providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 8,750,000 shares (the "Shares") of the Common Stock, $0.01 par value of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or the issuance of options pursuant to the Company's existing benefit plans. The parties hereto acknowledge and agree that the Company may continue to purchase up to the previously announced maximum number of shares of Common Stock pursuant to its stock buyback program. In addition, the undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's legal representatives, successors and assigns. Notwithstanding anything to the contrary set forth herein, in the event the Public Offering is not consummated within forty-five (45) days of the date hereof or if the Underwriting Agreement is terminated pursuant to its terms, the restrictions set forth herein on the undersigned shall terminate.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.


                                            Very truly yours,

                                            CDW Computer Centers, Inc.

                                            By:  ________________________

                                            Name:  ______________________

                                            Title:  _____________________

                                                    200 N. Milwaukee Avenue
                                                    Vernon Hills, Illinois 60061

                                  Exhibit A-5

           Form of Lock-up Letter - Directors and Executive Officers
           ---------------------------------------------------------

                                                           _______________, 2001


Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with CDW Computer Centers, Inc., an Illinois corporation (the "Company"), and certain Selling Shareholders (as defined in the Underwriting Agreement) providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 8,750,000 shares (the "Shares") of the Common Stock, $0.01 par value of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (b) bona fide gifts, provided that (y) the donees or transferees of any such gifts have agreed in writing to be bound by the foregoing restrictions and (z) no filings by any party (donor, donee, transferor, or transferee) under Section 16 of the Exchange Act shall be required or shall be made voluntarily in connection with such gift, transfer or distribution (other than a filing on a Form 5 made during the 90 day period referred to above). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. Notwithstanding anything to the contrary set forth herein, in the event the Public Offering is not consummated within forty-five (45) days of the date hereof or if the Underwriting Agreement is terminated pursuant to its terms, the restrictions set forth herein on the undersigned shall terminate.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.


                                                 Very truly yours,

                                                 __________________________
                                                        [__________]

                                                 __________________________
                                                        (Address)